Exhibit 99.1

Advanced Platforms for Global Wildfire Suppression November/December 2025 1

Basis of Presentation This presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to an investment opportunity in Bridger Aerospace Group Holdings, Inc . (“Bridger”, “Bridger Aerospace” or the “Company”) and for no other purpose . By accepting, reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below . No Offer or Solicitation This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This Presentation does not constitute either advice or a recommendation regarding any securities . No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended, or an exemption therefrom . Industry and Market Data No representations or warranties, express, implied or statutory are given in, or in respect of, this Presentation, and no person may rely on the information contained in this Presentation . To the fullest extent permitted by law, in no circumstances will Bridger or any of its respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . This Presentation discusses trends and markets that Bridger’s leadership team believes will impact the development and success of Bridger based on its current understanding of the marketplace . Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Bridger has not independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data’s accuracy or completeness . Any data on past performance or modeling contained herein is not an indication as to future performance . This data is subject to change . Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from Bridger or its respective representatives as investment, legal or tax advice . The Recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding this Presentation . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Bridger . Recipients of this Presentation should each make their own evaluation of Bridger and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Bridger assumes no obligation to update the information in this Presentation . Important Disclaimers 2

Forward Looking Statements Certain statements included in this presentation that are not historical facts (including any statements concerning plans and objectives of management for future operations of economic performance, or assumptions or forecasts related thereto) are forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, Section 21 E of the Securities Exchange Act of 1934 , as amended and the Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to, 1 ) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements ; (2) Bridger’s business and growth plans and future financial performance ; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons ; (4) the magnitude, timing and benefits from any cost reduction actions ; (5) Bridger’s exploration of, need for, or completion of any future financings ; (6) Bridger’s potential sources of liquidity and capital resources ; (7) Bridger’s remediation plan for its material weaknesses in Bridger’s internal control over financial reporting ; and (8) anticipated investments in additional aircraft, capital resources and research and development and the effect of these investments . These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Bridger . These forward - looking statements are subject to a number of risks and uncertainties, including, but not limited to : the ability of Bridger to successfully implement the benefits from the financing transactions ; Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom ; the duration or severity of any domestic or international wildfire seasons ; changes in domestic and foreign business, market, financial, political and legal conditions ; Bridger’s failure to realize the anticipated benefits of any acquisitions ; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions) ; Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy ; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees ; risks related to increased competition ; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition ; risks that Bridger is unable to secure or protect its intellectual property ; risks that Bridger experiences difficulties managing its growth and expanding operations ; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share ; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions ; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward - Looking Statements” included in Bridger’s Annual Report filed with the U . S . Securities and Exchange Commission (the “SEC”) on March 14 , 2025 for the fiscal year ended December 31 , 2024 and in subsequent filings made by Bridger with the SEC from time to time . If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward - looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this presentation . Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change . However, while Bridger may elect to update these forward - looking statements at some point in the future, Bridger specifically disclaims any obligation to do so . These forward - looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements contained in this presentation . Trademarks Bridger owns or has rights to various trademarks, service marks and trade names that its uses in connection with the operation of its business . This Presentation also contains trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Bridger, an endorsement or sponsorship by or of Bridger, or a guarantee the Bridger will work or will continue to work with such third parties . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Bridger or any third - party will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights .. Important Disclaimers 3

Non - GAAP Financial Measures Some of the financial information and data contained in this Presentation, such as Adjusted EBITDA (“Adj . EBITDA”), Adjusted EBITDA margin (“Adj . EBITDA margin”), Adjusted EBITDA per Scooper, Growth Capital Expenditures (“Growth CapEx”), Maintenance and Miscellaneous Capital Expenditures (“Maintenance and Miscellaneous CapEx”) and Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . Adjusted EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude non - cash items or certain transactions that management does not believe are indicative of ongoing Company operating performance, such as non - cash stock - based compensation, business development and integration costs, offering costs, loss on disposals and non - cash impairment charges, changes in fair value of earnout consideration, changes in fair value of outstanding warrants, loss on extinguishment of debt, and non - recurring discretionary bonuses to employees and executives . Adjusted EBITDA per Scooper is defined as the average net earnings (loss) per Super Scooper before interest expense, income tax expense (benefit), depreciation and amortization . These non - GAAP financial measures, and other measures that are calculated using such non - GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP . A reconciliation of the projected non - GAAP financial measures has not been provided and is unable to be provided without unreasonable effort because certain items excluded from these non - GAAP financial measures cannot be reasonably calculated or predicted at this time . For the same reasons, Bridger is unable to address the probable significance of the unavailable information, which could be material to future results . Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, Bridger uses EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of its business . Bridger believes these measures help illustrate underlying trends in its business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing its business and evaluating its performance . Bridger also believes these measures help investors compare its operating performance with its results in prior periods in a way that is consistent with how Bridger management evaluates such performance . Neither EBITDA or Adjusted EBITDA are recognized under GAAP and do not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of Bridger’s performance . Such measures have limitations as analytical tools and should not be considered in isolation or as substitutes for Bridger’s results as reported under GAAP . EBITDA and Adjusted EBITDA exclude items that can have a significant effect on Bridger’s profit or loss and should, therefore, be used only in conjunction with Bridger’s GAAP profit or loss for the period . Bridger management compensates for the limitations of using non - GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone . Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies . See the final slide in this presentation for reconciliations of these non - GAAP financial measures to the most directly comparable GAAP measures . Use of Projections This Presentation contains projected financial information with respect to Bridger, namely revenue, Adjusted EBITDA and Adjusted EBITDA per Scooper for 2024 . Such projected financial information constitutes forward - looking information for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The projections, estimates and targets in this Presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Bridger’s control . See “Forward - Looking Statements” above . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, weather, economic, regulatory, competitive, technological, and other risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates and targets . The inclusion of projections, estimates and targets in this Presentation should not be regarded as an indication that Bridger, or their representative, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . The independent registered public accounting firm of Bridger has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation . Important Disclaimers 4

Agenda Private and Confidential 5 Introduction to Bridger Aerial Firefighting Industry Overview Business Model Growth Drivers Financial Profile 5

Bridger Aerospace History: 10 Years of Aerial Firefighting 6 2023 Awarded sensor - enhanced Air Attack contract with Department of the Interior ("DOI") for 5 years and 150 days per year 2014 Founded as a veteran - owned business 2015 First year of aerial firefighting, operating two Twin Commanders for Air Attack missions 2020 Received delivery of all Kodiaks and first two Super Scooper aircraft 2023 P ublic via de - SPAC transaction ; B egan trading on the NASDAQ as NasdaqGM: BAER 2024 Sam Davis appointed CEO 2025 + Awarded record 120 - day task orders for 4 Scoopers with USFS, a sensor - enhance d Air Attack contract with Montana for 3 years and 120 days per year and an Air Attack contract with the Alaska for 5 years and 120 days per year 2023 Acquired Ignis Technologies, a leading provider of mapping and intelligence software for wildfire fighting 2024 Acquired 2024 Awarded 10 - year Air Attack task order with USFS and a 5 - year Air Attack contract with Alaska for 90 days per year 202 3 Received sixth Super Scooper aircraft 2023 Entered partnership to acquire four Spanish Scoopers

Bridger Aerospace at a Glance

- **Full-spectrum Aerial Firefighting and Aerospace Services Provider**
  - ***Suppression:*** *Largest U.S. owner/operator of the purpose-built "Super Scooper"*
  - ***Aerial Surveillance****: Aircraft for infrared mapping, tactical coordination and immediate data transfer ("Air Attack")*
  - ***Airframe modification and integration solutions****: Instrumentation, flight testing and airworthiness certification*
- **Increased Demand and Funding for Wildfire Control and Aerial Firefighting Driven by**:
  - *Climate change combined with population moving to wildfire prone areas (WUI)*
  - *Shift from ground to aerial based suppression*
  - *Recent federal initiatives to restructure the national wildland firefighting system including a new Executive Order, Wildland Fire Service Plan and Fire Ready Nation Act*
  - *2026 DOI Budget request inclusive of a nearly 4-fold increase for Suppression Operations to $1.39B*
- **Insufficient Firefighting Capacity / Reduced Supply of Aerial Assets Leading to Unfilled Requests**
- **Longstanding Customer Relationships with Federal and State Agencies, Long Term Contracts and 100% Renewal Rates**
- **Attractive Unit Economics with Fleet Growth driving Revenues, Margins and Adjusted EBITDA**
  - *Predictable and recurring revenue base resulting from contract renewal and standby revenue*
  - *Strong return on investment per Super Scooper with ~ 4.5-year Adj. EBITDA per Scooper payback period*
  - *Potential for opportunistic fleet expansion*



2024 Revenue
Modification and Integration & Other
19%
Surveillance
13%
Supression
68%



7

Wildfires: A Significant and Growing Environmental Hazard

- Changes in temperatures and precipitation levels are **increasing the magnitude of wildfires** and **lengthening the destructive fire seasons** - 105 days longer on average in the U.S. than in 1970 – according to Climate Central
- Average **number of large fires** (larger than 1,000 acres) in the Western US **more than tripled** between the 1970s and 2010s due to growth in the Wildlife Urban Interface (WUI) and increasing global temperatures
- New **WUI areas have expanded by more than 44 million acres (31%)** over the 1990-2020 period and include 32% of US homes (up 47%)
- **Expanding WUI increases the intensity and magnitude of forest fires**, with the total number of Western US **acres burned** by such fires showing a **six-fold increase** in the 2010s compared to the 1970s with increases seen in every month
- Population growth in at-risk areas for wildfires will require **more aggressive firefighting strategies** and **real-time insights**
- Without early deployment or initial attack, small fires can **rapidly escalate into large, uncontainable wildfires** (e.g., Smokehouse Creek, Palisades, Paradise, Lahaina) and release **massive amounts of CO2** faster than the atmosphere can absorb it
- The heat and CO2 from large fires intensify climate change by creating a **self-reinforcing feedback loop**

Increased Wildfires, CO_2 Levels and Temperatures Are Part of a Vicious Cycle


More Severe and Longer Wildfire Seasons Are Causing Increased CO₂ Pollution
Temperature Increases Cause More Intense and Elongated Fire Seasons
Wildfire CO₂ Contributions Perpetuate Global Temperature Increase

Source: National Oceanic and Atmospheric Administration, National Aeronautics and Space Administration and Bloomberg Law.

8

Lengthening of Wildfire Year is Driving Growth ▪ Wildfire is Becoming More Year Round ▪ 2024 saw fire activity as late as October and November ▪ Fires in California in January led to Bridger’s earliest deployment ever with devastation across nearly 36,000 acres and losses of $250 billion ▪ Early Detection and Prevention is More Important than Ever ▪ Population growth in at - risk areas for wildfires will require more aggressive firefighting strategies and real - time insights ▪ Applying technology is a disrupter ▪ Other countries deploy initial attack with water for prevention to limit spread and make fires less costly to fight ▪ Legislative Change and Increased Appropriations ▪ Recent federal actions including the 2025 Executive Order on Wildfire Response, Wildland Fire Service Plan Fire Ready Nation Act, as well as the Aerial Firefighting Enhancement Act of 2025 and Wildfire Response and Preparedness Act of 2025 have potential to strengthen wildfire response ▪ Additional proposals being introduced signal growing bipartisan momentum to strengthen national firefighting capabilities and cut red tape 9

Wildfire Legislation has become a Federal Priority Aerial Firefighting Enhancement Act of 2025 Authorizes the DoD to sell excess aircraft and parts to contractors, including aircraft capable of delivering water and fire retardant Fix Our Forests Act Aims to improve forest health and wildfire resilience by designating high - risk areas as fireshed management zones and establishing an interagency center for wildfire assessment and prediction Wildfire Response and Preparedness Act of 2025 Reduces response time for wildfires and centralizes wildfire management for faster suppression by expanding the role of aviation Tim Hart Wildland Firefighter Classification and Pay Parity Act Enhances Pay, health benefits and support programs for federal wildland firefighters to improve recruitment and retention Fit For Purpose Wildfire Readiness Act Proposes the creation of a National Wildland Firefighting Service to centralize wildfire suppression and recovery efforts (1) Sources: nifc.gov, jec.senate.gov Congress.gov, epa.gov ▪ Another Active Wildfire Year : Over 4.8 million acres have already burned across ~ 23 states in 2025, driven by more than 57 ,000 wildfires ▪ Escalating Disaster Damage : Over the last 3 decades, the number of acres burned by wildfires has more than doubled ▪ Soaring Economic Impact : Federal wildfire suppression costs topped $3 billion in 2023, with total economic losses — including infrastructure damage, lost productivity and health impacts — estimated at over $390 billion ▪ Threat to National Resources : Wildfire runoff now threatens up to 60% of U.S. drinking water , as toxic metals and chemicals contaminate forested watersheds ▪ Bipartisan Momentum : Over a dozen lawmakers from both parties have co - sponsored wildfire legislation in 2025, and the Bipartisan Infrastructure Law allocated $5 billion to wildland fire management Recent Wildfire - Mitigation Legislation Private and Confidential 10

The FY 2026 federal wildfire budget proposes $6.6 billion in total funding — $3.7 billion for operations and $2.9 billion for the Wildfire Suppression Operations Reserve Fund — under a newly unified U.S. Wildland Fire Service (USWFS), consolidating DOI and Forest Service efforts to streamline national wildfire response and risk mitigation Increased Demand and Funding for Wildfire Control and Air - Based Suppression Technologies Federal Spending on Wildfire Suppression $5.8 bn $0.3 bn $3.1 bn $9.5 bn 2024 Global Aerial Firefighting Market ▪ The market for aerial fire suppression assets is estimated to grow from $3.2B in 2024 to an estimated $4.7B in 2031 1 ▪ Shift away from ground towards more air - based suppression has already commenced ▪ Unfulfilled requests for fixed wing aircraft for aerial firefighting grew at a compound annual growth rate of 5.8% between 2008 and 2023, resulting in 574 unfulfilled requests in 2023 3 , increasing to 1,048 in 2024 ▪ Amidst federal budget cuts across many programs, Suppression Operations has had a consolidated modest increase of $100 million 11 Source: National Interagency Fire Center Statistics, National Interagency Coordination Center, The Forest Service, United States Environmental Protection Agency, Department of Interior (DOI), USDA, Verified Market Research and Bridger management estimates. (1) Based on the global aerial firefighting market size from the April 2024 Verified Market Research report. (2) US Department of Agriculture Wildland Fire Mitigation and Management Commission report 2023. (3) National Interagency Coordination Center, Wildland Fire Summary and Statistics Annual Report 2023.

Source: Bridger management. Year - Round Fires Are Extending Operators’ Flight Hours Climate Change has Elongated the Active Northern Hemisphere Fire Season 12

Extensive US Footprint and Expanding Geographic Coverage

Geographic Overview

Bridger Aerospace has been steadily expanding its operations across North America, strategically targeting wildfire-prone regions to enhance its firefighting capabilities



Belgrade, Montana
Huntsville, Alabama

- ★ Headquarters
- ● Engineering
- ■ States and Provinces in which we operate

2024A Revenue by State (Federal and State Contracts)



17%
17%
17%
13%
12%
10%
7%
6%
Washington
Idaho
Montana
Oregon
Texas
Alaska
California
Other

Largest Customers

Recent Contract Awards

2022 Awards

- Department of Interior ("DOI") and BLM National Contracts
- Various Annual State Contracts

2023/2024 Awards

- 5-year, 150-day DOI Special Sensor Surveillance Contract
- 10-Year Air Attack task order with the USFS
- 5-year Air Attack contract with the state of Alaska for 90 days per year

2025 Awards

- 120-day task orders for 4 Scoopers with the USFS
- Sensor-enhanced Air Attack contract with Montana for 3 years (1 base + 2 option) and 120 days per year
- Air Attack contract with the state of Alaska for 5 years and 120 days per year

Private and Confidential

13

Bridger’s Full Spectrum Aerial Firefighting Solution ▪ Suppression Aircraft (6) ▪ Purpose built DeHavilland “Super Scoopers” ▪ Highly capable and cost - efficient ▪ Track - record of safety and reliability ▪ High return on investment ▪ Air Attack and Surveillance ▪ Daher Kodiak 100 (4) and Pilatus PC - 12 (2) ▪ C ommand and control over a fire ▪ High reliability ▪ Special Missions (MMA) ▪ Pilatus PC - 12 (2) and Twin Commander (1) ▪ Cutting edge imaging systems and data transmission ▪ Advanced technologies lead to improved margins 14 Bridger Aerospace Deploys a Modern, Efficient Fleet that Integrates Data, Analytics and Reporting to Optimize Deployment in Order to Combat the Economic and Environmental Threat of Wildfires

"Why Bridger Wins"

1. Largest private Super Scooper fleet in the world, delivering unmatched aerial firefighting power
2. Sensor enhanced aircraft for Air Attack to offer a transformative technology for missions of command & control and thermal detection typically done with human observation
3. Long-term, recurring contracts with federal and state customers built on excellent contract performance
4. Robust infrastructure and maintenance programs that allow planes to continue operating year-round
5. Safety-driven culture built on comprehensive training, rigorous hiring standards and a compensation approach that safeguards pilot schedules while rewarding sound decision-making
6. Resilient customer demand with the growing intensity of fire years and the adjacent growing need for modification work with the Department of Defense

Competitor	Ownership	National Footprint / Platform			Value Offering			
		Headquarters	No. of U.S. Locations	Primary Platform	Platform Effectiveness	Operational Performance	Safety Record	Ability to Compete in Contracts[1]
BRIDGER AEROSPACE	Public (NASDAQ: BAER)	Belgrade, MT	2	Super Scooper	●	●	●	●
10 TANKER	Private	Albuquerque, NM	1	DC-10	◕	◑	◕	◔
AEROFLITE AERIAL FIREFIGHTING	Private (Conair Aerial Firefighting)	Spokane, WA	1	Super Scooper / Dash 8-400AT	●	◕	●	◔
DAUNTLESS AIR	Private (Tuckerman Capital)	Appleton, MN	3	Fire Boss	◑	◕	◔	◑
NEPTUNE AVIATION SERVICES	Private	Missoula, MT	1	BAe 146 Airtanker	◕	◕	◕	◕

(1) *Based on management's assessment of the competitive landscape including factors such as aircraft availability, pricing and platform capabilities.*

Private and Confidential

15

Super Scoopers in High Demand due to Unique Firefighting Capabilities



FIRE



FIRE
281

90% of Fires Within 20 Miles of Scooper-accessible Bodies of Water (3)

50% + Lower Drop Height (1)

1.5k Gallons Tank Capacity

8 Hours Daily Active Firefighting Time

207 MPH Cruise Speed

100k Gallons Dropped / Day (2)

- Amphibious aerial firefighting aircraft outfitted with upgraded avionics and high-powered turbine engines
- Unique aeronautical design enables tight maneuvering at low altitudes and airspeeds, allowing for high-precision suppression
- Ability to utilize natural water sources enables ~50% more time-on-duty per mission than other aerial firefighting aircraft
- Significant appraised value of current fleet supported by constrained production and secondary market demand



TOTAL DISTANCE
1341 m (4 400 ft)
Approach from 15 m (50 ft)
Scooping
410 m (1350 ft)
6137 l (1621 USG)
Climb-out to 15 m (50 ft)
12 SECONDS

Source: National Interagency Fire Center, CalFire, WinAir, RAND Corporation, Bridger management estimates and DeHavilland OEM specifications and marketing.

(1) Compared to larger aerial firefighting platforms, i.e., Boeing 747 Supertanker and McDonnell Douglas DC-10.

(2) Assumes scoopable water is 5 miles away; a Scooper can fly up to 8 hours per day (refueling after four hours) and drop 50,000 gallons per tank of fuel.

(3) Includes seasonal water bodies without regard to season and no adjustments to the suitability of a water source based on its likely size at a given time of year. Also assumes that the Company has permission to draw from these bodies of water.

16

Attractive Super Scooper Economics ~$32M Approximate original equipment cost of a new Super Scooper Average Total Cost of Super Scooper Purchase ~$600K Planes require limited annual maintenance and miscellaneous capex after initial investment Annual Maintenance Capex / Super Scooper < 5 years (1) Allows for rapid reinvestment and continued fleet growth Average Super Scooper Payback Period (1) Calculation assumes 202 4 Adjusted EBITDA per Scooper run - rate as a proxy for annual payback per each aircraft (2) Super Scoopers are subject to a B Check inspection every 500 flight hours 30 years Resilient asset for long - term value Average Useful Life Hours Flown / Super Scooper (2) 244 308 309 2022 2023 2024 Increasing scooper utilization with substantial capacity for upside is driving margin expansion and growth Contribution Before Overhead per Super Scooper ~$ 8 M High ROI per Super Scooper due / Super Scooper in U.S. to aircraft efficiency, market demand and operational expertise Private and Confidential 17 2024A Standby vs. Flight Revenue 4 6% 47% 7 % Standby Revenue Flight Revenue Other Standby Revenue is Secured Regardless of Usage 4 6%

Leading Edge Technology Driving Special Mission (MMA) Opportunities 18 ▪ Sensor Enhanced Air Attack with Cutting Edge Imaging systems ▪ Real - time wildfire imagery and data transmission to ground firefighters ▪ Opportunities for “New Start” detection using lightning strike data ▪ FMS engineering brought in - house ▪ Awarded Multi Year DOI Special Sensor Surveillance Contract for up to $68 million and 10 - year Air Attack contract with the Forest Service for up to $166 million ▪ Used extensively as high fire danger rises early in the year and remains through the end of the year, generating year - round revenue generating opportunities

FMS Airframe Modification and Integration & Other Boosts In - House Engineering Capabilities, Expands Customer Base and Recurring Work ▪ Acquired June 2024 in a $17.5 million all equity transaction ▪ Specializing in airframe modification and integration solutions including instrumentation, flight testing and customized workstations for internal use on Bridger’s leading - edge solutions as well as DoD contracts ▪ O perational synergies to enable targeting of larger contracts (DOD, DOE) and to increase capabilities of Air Attack Fleet (MMA) 19

IGNIS – The Integrated Command Platform

Fully integrated cross-platform operating tool that empowers teams on the ground to coordinate faster

Description

- IGNIS is a mobile operating platform designed to unify mission-critical wildfire intelligence into a single operational environment, increasing real-time situational awareness for both field teams and command centers, enabling faster and smarter decisions
- IGNIS integrates advanced fire mapping capabilities to create an enhanced 3D view of wildfire topography, enabling more precise fire line planning, smarter resource deployment and clearer communication of wildfire perimeters
- Following Bridger's acquisition in 2023, IGNIS is being developed as a cross-platform solution in close partnership with federal and local fire agencies to support collaboration across jurisdictions

Key Features and Capabilities

- **Real-Time Mobile Situational Awareness**
- **Offline Data Sharing & Sync**
- **Fire Mapping Re-Imagined**
- **Interoperable Across Organization**
- **Intuitive & Dynamic Mobile Interface**
- **Commitment To Innovation**

Product Highlights

Map First Interface



Dynamic Intelligence


CREST 2
Information

Incident Coordination


MONTE

Real-Time Mapping


Choose Point Type
Custom Points
Accountable Property
Assignment Breaks

Integrated Command Platform


Aircraft and Drones
IGNIS
Integrated Command Platform
Fire Modeling, Assessments, Decision Support
LEO Satellites
planet
Field Situational Awareness & Command and Control
IGNIS
Live Camera Feeds
External Integrations
esri
Field Hardware
GARMIN
goTenna

Private and Confidential

20

▪ Completed $49 Million Sale - Leaseback of Bozeman campus facilities, leveraging rising value of real estate portfolio ▪ Secured $331.5 Million Senior Secured Facility, led by Bain Capital - $21.5 million Revolving Credit Facility - $210 million Senior Secured Loan - $100 million Fleet Expansion Facility - Refinanced $160 million municipal bond ▪ Provides financial flexibility for new aircraft purchases to support contract expansion opportunities - Option t o acquire 4 Super Scoopers from MAB JV as they are returned to service New Financing Commitments to Fuel Growth and Fleet Expansion 21

Selectively add additional airframes and vertically integrate to support continued growth 4 5 Bridger Growth Roadmap Increase utilization of existing infrastructure for surveillance and suppression activities 1 Drive higher guaranteed levels of revenue 2 Expand geographical operations 3 6 Private and Confidential 22 Complete upgrade of Spanish Scoopers and return to service over 2025/26 Continue integrating technology into Air Attack and surveillance contracts to expand usage beyond wildfire missions

On Track to Hit Higher End of 2025 Adjusted EBITDA Guidance $3.3 $13.4 $39.4 $46.4 $66.7 $118 - 123 $18.7 $42 - 48 -$90.0 -$40.0 $10.0 $60.0 $110.0 $160.0 2019 2020 2021 2022 2023 2024 2025E ($ in millions) Revenue Adjusted EBITDA Net Loss $ 98.6 $37.3 5YR CAGR in Revenue (2019 - 2024) 97% $9.8 $3.7 Fleet Growth Helps Drive Revenue and Adjusted EBITDA Cost Rationalization Efforts and Operational Leverage Contributed to 2024 EBITDA Gains Source: Bridger management. (1) Guidance as provided in Q3’25 earnings release on November 6, 2025 (2) See slide #28for a reconciliation of Adjusted EBITDA to Net Income 23 2025 Revenue guidance increased from $105 - 111M 2025 Adj EBITDA expected at higher end of guidance

Nine Months YTD 2025 Financial Review • Revenue up approximately 38% over first nine months of 2024 • Benefitted from earliest deployment of Scoopers in company • Recognized $13.1m revenue from return to service work performed on the Spanish Scoopers compared to $5.0m in first nine months of 2024 • $4.8m from June 2024 acquisition of FMS Revenue $114.3M vs. $83.0m 9 mos. ’24 • Comprised of flight operations of $26.2m and maintenance expenses of $308m • Also reflected is a $9.6m increase associated with return to service, which is largely pass through • FMS also contributed to the increase in cost of revenues Cost of Revenue $57.0M vs. $42.1m 9 mos. ‘24 • Decrease primarily attributable to lower non - cash stock - based compensation expense and a decrease in earnout consideration partially offset by an increase in the fair value of outstanding warrants SG&A $22.8M vs. $28.2m 9 mos. ‘24 • Q2 saw positive net income for first time • Improvement was primarily driven by higher revenues and reduced SG&A Net Income $19.3M vs. $2.7M loss 9 mos. ‘24 • Company generates the bulk of its positive adjusted EBITDA in Q3 each year in conjunction with peak wildfire season Adj. EBITDA (1) $54.8M vs. $40.2m 9 mos. ‘24 • $64.4m of cash and restricted cash • $202.9m of debt • $400.3m mezzanine equity/preferred shares Balance Sheet Current assets of $88.2M vs. $63.8m 12/31/24 (1) See slide 28 for reconciliation of GAAP net Income to adjusted EBITDA 24

2024 Financial Review • Revenue up approximately 48% over 2023 • Recognized $10.1m revenue from return to service work performed on the Spanish Scoopers as part of the partnership agreement and $3.0 million from June 2024 acquisition of FMS • 65% of 2024 revenue occurred in the third quarter, which is generally the trend in a typical wildfire season. In 2023, Q3 represented 80% of annual revenue. Revenue $98.6M vs. $66.7m prior year • Comprised of flight operations of $31.0m and maintenance expenses of $26.5m. • The increase primarily due to increased flight hours in 2024 including increased depreciation, maintenance and travel expenses tied to higher utilization in the field • Also reflected are expenses associated with return to service (largely pass trough) and f FMS Cost of Revenue $57.5M vs. $41.3m prior year • Decrease primarily attributable to lower non - cash stock - based compensation expense compared to 2023 primarily as a result of RSUs issued in connection with the January 2023 business combination ($14.4m compared to $45.7m) • Also a decrease in the fair value of outstanding warrants and higher professional services and other expenses associated with becoming a public company in 2023 compared to 2024 SG&A $35.8M vs. $82.9m prior year • Improvement was primarily driven by reduced SG&A and higher revenues Net Loss ($15.6M) vs. ($77.4)M • See definition and reconciliation of Net loss to Adj. EBITDA on slide 29 • Company generates bulk of its positive adjusted EBITDA in Q3 in conjunction with U.S. wildfire season Adj. EBITDA $37.3M vs. $18.7m • $53.1m of cash and restricted cash • $202.5m of long - term debt • $380.2m mezzanine equity/preferred shares Balance Sheet Current assets of $66.8M vs. $45.2m 25

Bridger Aerospace Financial Overview – Income Statement

($ In Millions)	2021	2022	2023	2024	Q3-25 YTD	Q3-24 YTD
Fire Suppression	$30.4	$38.8	$56.0	$66.8	$76.4	$61.6
Aerial Surveillance	8.6	7.2	9.7	13.1	16.5	11.6
MRO	-	-	-	13.9	17.8	6.6
Other (UAS, Maintenance, Admin)	0.0	0.0	1.0	4.8	3.6	3.2
Total Revenue	**$39.4**	**$46.4**	**$66.7**	**$98.6**	**$114.3**	**$83.0**
Less: COGS	(26.6)	(33.9)	(41.3)	(57.5)	(57.0)	(42.1)
Gross Profit	**$12.8**	**$12.5**	**$25.4**	**$41.1**	**$57.2**	**$41.0**
Gross Profit Margin %	33%	27%	*38%*	42%	50%	49%
Less: G&A, Interest Expense, and Other Income	(19.3	(54.6)	(103.0)	(57.5)	(38.4)	(44.2)
Net Income (Loss)[4]	**$(6.5)**	**$(42.1)**	**$(77.4)**	**$(15.6)**	**$19.3**	**$(2.7)**
Adj. EBITDA [1] [3]	**$9.8**	**$3.7**	**$18.7**	**$37.3**	**$54.8**	**$40.2**
Adj. EBITDA Margin %	25%	8%	*28%*	38%	48%	48%
# of Fire Suppression Aircraft	4	5[2]	6	6	6	6

Source: Bridger management estimates.

(1) See slide 28 and 29 for a reconciliation of GAAP Net Income to adjusted EBITDA.

(2) Bridger had five CL-415EAF Super Scoopers, though only four Super Scoopers were active for the majority of 2022 fire season. Bridger took delivery of the sixth Super Scooper in Q1 2023.

(3) Adjusted EBITDA for 2022 includes (among other items) (i) lower revenue than anticipated due to the delayed arrival of multiple aircraft and the impact of a less intense fire season as compared to the prior two years, (ii) $3.0 million of costs related to the acquisition of Super Scoopers 5 and 6,

(4) May not foot due to rounding.

26

Bridger Aerospace Financial Overview – Balance Sheet

($ in Millions, FYE 12/31)	12/31/21	12/31/22	12/31/23	12/31/24	9/30/25
Assets					
Current Assets:					
Cash, Restricted Cash and Marketable Securities	$17.3	$97.4	$37.9	$53.1	$64.4
Accounts and Notes Receivable	0.0	0.0	4.1	5.9	17.7
Other Current Assets	4.8	9.4	3.1	4.8	6.1
Total Current Assets	22.1	106.9	45.2	63.8	88.2
PP&E, net	168.7	192.1	196.6	183.8	179.7
Other Noncurrent Assets	4.4	7.0	31.7	43.2	43.1
Total Assets	**$195.1**	**$306.0**	**$273.5**	**$290.8**	**$311.0**
Liabilities, Equity and Stockholders' Deficit					
Current Liabilities:					
Current Portion of Long-Term Debt, Net of Debt Issuance Costs	2.2	2.4	2.1	2.2	2.6
Other Current Liabilities	70.9	21.9	23.3	21.2	19.8
Total Current Liabilities	73.1	24.3	25.4	23.4	22.3
Long-term Debt, Net of Debt Issuance Costs	58.1	205.5	204.6	202.5	200.4
Other Noncurrent Liabilities	2.1	0.8	16.6	11.4	10.3
Total Liabilities	133.3	230.6	246.5	237.3	233.1
Legacy Series A Preferred	146.7	0.0	0.0	0.0	0
Series A Preferred	0.0	0.0	354.8	380.2	400.3
Legacy Series C Preferred	0.0	489.0	0.0	0.0	0
Stockholders' Deficit	(84.8)	(413.6)	(327.9)	(326.7)	(322.4)
Total Liabilities, Mezzanine Equity and Stockholders' Deficit	**$195.1**	**$306.0**	**$273.5**	**$290.8**	**$311.0**

27

Reconciliation to GAAP 28 1 Represents non - cash stock - based compensation expense associated with employee and non - employee equity awards. 2 Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional b usiness lines. 3 Represents one - time costs for professional service fees related to the preparation for potential offerings that have been expe nsed during the period. 4 Represents non - cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technol ogies, Inc. and Flight Test & Mechanical Solutions, Inc. 5 Represents the non - cash fair value adjustment for the outstanding warrants. (In thousands) 2025 2024 2025 2024 Net income (loss) $ 34,519 $ 27,346 $ 19,289 $ (2,722) Income tax benefit (840) - (407) (470) Depreciation and amortization 8,196 11,471 14,196 14,759 Interest expense 5,802 5,989 17,274 17,766 EBITDA 47,677 44,806 50,352 29,333 Stock-based compensation (1) 1,101 3,369 4,829 13,718 Business development & integration expenses (2) 331 287 918 748 Offering costs (3) - 105 437 (44) Change in fair value of earnout consideration (4) (34) 272 (2,781) 479 Change in fair value of Warrants (5) - (1,865) 1,066 (3,997) Adjusted EBITDA $ 49,075 $ 46,974 $ 54,821 $ 40,237 For the three months ended September 30, For the nine months ended September 30,

Reconciliation to GAAP

($ in Millions)	Twelve months ending, 12/31/2021	12/31/2022	12/31/2023	12/31/2024
Net loss	($6.5)	($42.1)	($77.4)	($15.6)
Income tax benefit	-	-	(0.3)	(0.8)
Depreciation and amortization	6.7	9.1	11.1	17.5
Interest expense	9.3	20.0	23.2	23.7
EBITDA	**$9.4**	**($13.0)**	**($43.4)**	**$24.8**
Stock-based compensation[1]	-	-	47.8	16.2
Business development & integration[2]	-	1.0	5.7	1.1
Offering costs [3]	-	3.0	5.8	0.1
Loss on disposal [4]	1.0	1.8	2.9	-
Change in fair value of earnout consideration[5]	-	-	0.2	(0.4)
Change in fair value of Warrants [6]	-	-	(0.3)	(4.5)
(Gain) loss on extinguishment of debt [7]	(0.8)	0.8	-	-
Discretionary bonuses to employees and executives[8]	-	10.1	-	-
Adjusted EBITDA	**$9.8**	**$3.7**	**$18.7**	**$37.3**

1. Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
2. Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional business lines.
3. Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
4. Represents loss on the disposal of an aging aircraft and the non-cash impairment charges on a retired aircraft.
5. Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
6. Represents the non-cash fair value adjustment for the outstanding warrants.
7. Represents loss on extinguishment of debt related to the Series 2021 Bond and forgiveness of the PPP loan.
8. Represents one-time discretionary bonuses to certain employees and executives of Bridger in connection with the issuance of the Legacy Bridger Series C Preferred Shares, issuance of the Series 2022 Bonds, execution of the Transaction Agreements and initial filing of the proxy statement/ prospectus prepared in connection with the business combination.

29

Thank You Private and Confidential 30